EXHIBIT 99.1
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   [Newell logo]                                             News Release
   Freeport, Illinois
   SECURITIES LISTED  NYSE/CSE
   Common Stock (Symbol-NWL)

                STOCKHOLDERS APPROVE NEWELL RUBBERMAID MERGER

        FREEPORT, IL and WOOSTER, OH  March 11, 1999 - Newell Co. (NYSE,
   CSE: NWL) and Rubbermaid Incorporated (NYSE: RBD) announced today that at separate stockholders' meetings held today, their stockholders approved the previously announced merger of Newell and Rubbermaid through a tax-free exchange of shares. At the time of the merger, Rubbermaid shareholders will receive 0.7883 of a share of Newell common stock for each share of Rubbermaid common stock they own. The companies expect to complete the merger within the next two weeks.
   The combined company will be called Newell Rubbermaid Inc. and will join the exceptional financial performance and superior customer service of Newell with the powerful brand franchises and new product development focus of Rubbermaid.

        Based in Freeport, Illinois, Newell Co. is a multi-national manufacturer and marketer of high-volume staple consumer products with 1998 sales of $3.7 billion and approximately 32,000 employees. Their products are sold through a variety of retail and wholesale distribution channels. Business segments include hardware and home furnishings, including Amerock cabinet hardware, Bulldog(R) home hardware, EZ Paintr(R) paint applicators, BernzOmatic(R) torches, Kirsch(R), Levolor(R) and Newell(R) window treatments, Intercraft(R), Decorel(R) and Holson Burnes(R) picture frames and LeeRowan(R) home storage, office products such as Sanford(R), Berol(R), Eberhard Faber(R) and Rotring(R) writing instruments and Eldon(R) and Rolodex(R) office storage and organization products, and housewares, including Mirro(R), WearEver(R), PanexTM and Calphalon(R) cookware, Anchor Hocking(R) glassware and Goody(R) hair accessories.

        Rubbermaid Incorporated, headquartered in Wooster, Ohio, is a multi-national, leading-brand manufacturer and marketer of high-quality, innovative products, including Rubbermaid(R) consumer and commercial products, Little Tikes(R) traditional toys and commercial play systems, and Graco(R) and Century(R) infant furnishings. The company employs approximately 12,000 people around the world.
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        The statements contained in this press release that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. These factors include, without limitation, those disclosed in Newell's and Rubbermaid's Form 10-K filings with the Securities and Exchange Commission and in Newell's S-4 Registration Statement filed with the Securities and Exchange Commission relating to the merger.

        At Newell
        Ross A. Porter, Jr.
        Vice President - Investor Relations
        6833 Stalter Drive
        Suite 101
        Rockford, IL 61108
        (815) 381-8150







































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